Exhibit 31.1

                               CERTIFICATION TO BE
                              PROVIDED TO DEPOSITOR

Re: IXIS Real Estate Capital Trust 2005-HE1 Mortgage Pass-Through Certificates, Series 2005-HE1, issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor", IXIS Real Estate Capital Inc., as unaffiliated seller, Deutsche Bank National Trust Company, as custodian (the "Custodian") and trustee (in such capacity, the "Trustee"), and Countrywide Home Loans Servicing LP, as servicer (the "Servicer").

I, Gail McDonnell, certify that:

      1. I have reviewed this annual report on Form 10-K ("Annual Report"), and all reports on Form 8-K containing distribution or servicing reports (collectively with this Annual Report, the "Reports") filed in respect of periods included in the year covered by this Annual Report of the Depositor relating to the above-referenced trust and series of certificates;

      2. Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Annual Report;

      3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in these Reports;

      4. Based on my knowledge and upon the annual compliance statement included in this Annual Report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

      5. The Reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, that is included in the Reports.

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In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Trustee and the Servicer.

Date:  March 30, 2006
       ------------------------



/s/ Gail McDonnell
Gail McDonnell
President